SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

DATATRAK International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareholder Letter
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICER COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE AND RELATED MATTERS
PERFORMANCE CHART
PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S AMENDED AND RESTATED 1996 KEY EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN
PLAN BENEFITS
PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 1999 OUTSIDE DIRECTOR STOCK OPTION PLAN
PLAN BENEFITS
APPROVAL OF THE PROPOSED AMENDMENT TO THE CODE
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
OTHER MATTERS
Appendix A
Appendix B
Appendix C

May 7, 2002

Dear Shareholder:

      You are cordially invited to attend the 2002 Annual Meeting of Shareholders of DATATRAK International, Inc., to be held at 10:00 a.m., local time, on June 4, 2002 at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio.

      At this year’s Annual Meeting, in addition to electing three Directors, shareholders will be asked to approve and adopt an amendment to the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, approve and adopt an amendment to the Company’s 1999 Outside Director Stock Option Plan, and approve and adopt an amendment to the Company’s Third Amended and Restated Code of Regulations. Information relating to these proposals is presented in the accompanying Proxy Statement, which shareholders are encouraged to read carefully. Your Board of Directors has unanimously approved each of these proposals, and urges you to vote in favor of these proposals.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed Proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person, even if you have previously returned your Proxy card.

      On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

Dr. Jeffrey A. Green
President and Chief Executive Officer

DATATRAK INTERNATIONAL, INC.

20600 Chagrin Boulevard, Suite 1050
Cleveland, Ohio 44122

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 4, 2002

      The 2002 Annual Meeting of Shareholders of DATATRAK International, Inc. (the “Company”), will be held at 10:00 a.m., local time, on June 4, 2002 at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio, for the following purposes:

1. To nominate and elect three individuals as Directors of the Company for a two-year term ending at the Annual Meeting of Shareholders in 2004;

2. To consider and act upon a proposal to authorize, approve and adopt an amendment to increase the number of common shares with respect to which options may be awarded under the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan;

3. To consider and act upon a proposal to authorize, approve and adopt an amendment to increase the number of common shares with respect to which options may be awarded under the Company’s 1999 Outside Director Stock Option Plan, as amended;

4. To approve an amendment to the Company’s Third Amended and Restated Code of Regulations to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain financing mechanisms by the Company; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Only shareholders of record at the close of business on April 19, 2002 will be entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

THOMAS F. MCKEE
Secretary

Cleveland, Ohio

May 7, 2002

EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE

ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

DATATRAK INTERNATIONAL, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Mailed on or about May 7, 2002

INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of DATATRAK International, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders of the Company on June 4, 2002 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

      The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the instructions contained in those Proxies will be followed in each instance. If no instructions are given, the Proxy will be voted FOR the election of the three nominees listed on the Proxy and FOR the approval and adoption of the other proposals set forth in this Proxy Statement. A shareholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

      The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on April 19, 2002. On that date, the Company had 5,263,836 common shares outstanding and entitled to vote at the Annual Meeting. Each common share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

      The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding common shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph and personal interview. The Company also may retain a third party to aid in the solicitation of Proxies.

      At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company’s Third Amended and Restated Code of Regulations (the “Code”), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Code, holders of common shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for the Annual Meeting. The inspectors of election intend to treat properly executed Proxies marked “abstain” as present for these purposes. The inspectors also will treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the Annual Meeting.

      Nominees for election as Directors receiving the greatest number of votes will be elected. Votes that are withheld or broker non-votes with respect to the election of Directors will not be counted in determining the outcome of the election. Approval of the proposed amendment to the Code requires the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power of the Company. Broker non-votes will have the same effect as a vote against this proposal. Similarly, abstentions will have the same effect as a vote against the proposal to approve the amendment to the Code.

      Pursuant to the Code, the outcome of the vote relating to all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or the Articles, decided by the vote of a majority of the common shares present in person or by Proxy and entitled to vote on the matter in question. In voting for these proposals, votes may be cast in favor, against or abstained. Unless otherwise provided by law or the Company’s Articles of Incorporation, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote on these proposals.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

      The following table shows, as of April 19, 2002 unless otherwise indicated, the beneficial ownership of the common shares of (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common shares, (ii) each Director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and (iv) all Directors and Named Executive Officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by each Director or Named Executive Officer, as the case may be.

	Common Shares
	Beneficially Owned
	(1)

Name and Address of Beneficial Owner	Number	Percent

Dr. Jeffrey A. Green (2)	359,993	6.7%
Timothy G. Biro (3)	50,700	1.0%
Seth B. Harris (4)	154,134	2.9%
Terry C. Black	54,543	1.0%
Marc J. Shlaes	40,750	*
Dr. Wolfgang Summa	28,750	*
Dr. Robert M. Stote	81,853	1.5%
Dr. Mark J. Ratain	88,000	1.6%
Dr. Jerome H. Kaiser	39,600	*
Robert E. Flaherty	49,000	*
State of Wisconsin Investment Board (5)	781,670	14.8%
P.O. Box 7842 Madison, Wisconsin 53707
Brantley Venture Partners II, L.P.	295,412	5.6%
20600 Chagrin Boulevard, Suite 1150 Cleveland, Ohio 44122
Boston Partners Small Cap Fund II (5)	340,000	6.5%
c/o Boston Partners Asset Management, L.P. Compliance Department, 28 State Street, 20th Floor Boston, Massachusetts 02109
Dolphin Offshore Partners, L.P. (5)	400,000	7.6%
c/o Dolphin Asset Management Co. 129 East 17th Street New York, New York 10003
Dimensional Fund Advisors, Incorporated (6)	270,200	5.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Kyle Krueger (7)	337,219	6.4%
150 Second Avenue, North Suite 860 St. Petersburg, Florida 33701
All Directors and Named Executive Officers as a group (10 persons)	947,323	16.3%

*	Less than one percent.

(1)	The number of common shares deemed outstanding includes (i) 5,263,836 common shares outstanding as of April 19, 2002 and (ii) with respect to each of the following individuals and groups, the following number of common shares, which may be purchased pursuant to option exercises within 60 days after the date of this Proxy Statement: Dr. Green (95,000 common shares); Mr. Biro (50,500 common shares); Mr. Harris (52,000 common shares); Dr. Stote (52,000 common shares); Dr. Ratain (79,000 common shares); Mr. Flaherty (49,000 common shares); Mr. Black (50,625 common shares); Mr. Shlaes (40,750 common shares); Dr. Summa (28,750 common shares); Dr. Kaiser (35,000 common shares); Brantley Venture Partners II, L.P. (“Brantley”) (5,166 common shares); all Directors and Named Executive Officers as a group (532,625 common shares).

(2)	Includes 73,969 common shares held by Dr. Green’s wife. Dr. Green disclaims beneficial ownership of these 73,969 common shares.

(3)	Includes 200 common shares held by Mr. Biro’s wife.

(4)	Includes 44,634 common shares held in trust for Mr. Harris.

(5)	The information provided herein with respect to the beneficial ownership of the common shares by the State of Wisconsin Investment Board, Boston Partners Small Cap Value Fund II and Dolphin Offshore Partners L.P. was obtained from our registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on January 29, 2002.

(6)	Certain investment companies and certain other commingled group trusts and commingled accounts, for which Dimensional Fund Advisors, Incorporated (“Dimensional”) serves in the capacity as investment advisor, hold the common shares listed. Dimensional possesses voting and/or investment power over the common shares listed. However, Dimensional disclaims beneficial ownership of these securities. The information provided herein with respect to the beneficial ownership of the common shares by Dimensional was obtained solely from the Schedule 13G filed with the Commission on January 30, 2002 by Dimensional.

(7)	The common shares listed are registered in the name of Kyle and Ann Krueger, as joint tenants by the entirety. Includes 292,025 common shares directly owned by Apollo Capital Management Group, L.P. (“ACMG”), which are beneficially owned by ACMG’s general partner Apollo Capital Corp. (“Apollo”). Mr. and Mrs. Krueger are each a director, officer and shareholder of Apollo. Also includes 15,900 common shares directly owned by Apollo MicroCap Partners, L.P. (“AMP”), which are beneficially owned by AMP’s general partner Bayshore Capital Corp. (“Bayshore”). Mr. and Mrs. Krueger are each a director, officer and shareholder of Bayshore. The information provided herein, with respect to the beneficial ownership of our common shares by Mr. Krueger, was obtained solely from the Schedule 13G filed with the Commission on January 16, 2002 by Mr. Krueger.

ELECTION OF DIRECTORS

      The authorized number of Directors of the Company is presently fixed at seven, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year.

      At the Annual Meeting, shareholders will nominate and elect three individuals as Directors to serve until the annual meeting to be held in the year 2004 and until the successors of those Directors are duly elected and qualified. At its April 16, 2002 meeting, the Board of Directors nominated Dr. Ratain and Messrs. Harris and Flaherty to stand for election as Directors at the Annual Meeting. Dr. Ratain and Messrs. Harris and Flaherty are presently Directors of the Company.

      Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the three nominees shown below as Directors of the Company. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election of the other persons that the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those persons named below or any substitute nominees for any of them.

      Included below is information concerning the nominees for election at the Annual Meeting, as well as those Directors who will continue to serve in office after the Annual Meeting.

Nominees for Election at the Annual Meeting

      Mark J. Ratain, M.D. Dr. Ratain has been a Director of the Company since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is a Professor of Medicine and Chairman of the Committee on Clinical Pharmacology and Pharmacogenomics and Associate Director for Clinical Science for the Cancer Research Center at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a Director, Dr. Ratain served as Chairman of the Company’s Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine. Dr. Ratain is 47 years of age.

      Seth B. Harris. Mr. Harris has been a Director of the Company since 1992, and has been the Chairman of Toycraze Inc. since 2000. Mr. Harris was the Chairman of Freider Inc., a distributor of consumer products, from 1993 to 2000. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is also a Director of Bindley Western Industries, Inc. (New York Stock Exchange, “BDY”), one of the largest distributors of pharmaceuticals in the United States. Mr. Harris is 62 years of age.

      Robert E. Flaherty. Mr. Flaherty has been a Director of the Company since July 1998. Mr. Flaherty is President and Chief Executive Officer of Athena Diagnostics, Inc., a unit of the Elan Pharmaceuticals division of Elan Corporation, plc. Mr. Flaherty has held his position with Athena Diagnostics, Inc. since 1995. Elan Pharmaceuticals is involved in the discovery, development and marketing of therapeutic agents for the diagnosis and treatment of neurological diseases and other medical disorders. Previously, Mr. Flaherty was employed in various management positions with Becton Dickinson & Company. Mr. Flaherty is 56 years of age.

Directors Continuing in Office

      Jeffrey A. Green, Pharm.D., FCP. Dr. Green is the Company’s founder and has served as the President and Chief Executive Officer and a Director of the Company since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 170 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.). Dr. Green is 46 years of age.

      Timothy G. Biro. Mr. Biro has been a Director of the Company since 1992. Mr. Biro is the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm. Prior to starting Ohio Innovation Fund in 1997, Mr. Biro was a General Partner of Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. Mr. Biro is 48 years of age.

      Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993. Dr. Stote has served as the Senior Vice President and Chief Scientific Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President — Clinical Pharmacology — Worldwide from 1987 to 1989. Dr. Stote was

Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989, and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 62 years of age.

      Jerome H. Kaiser, Ph.D. Dr. Kaiser has been a Director of the Company since December 1999. Dr. Kaiser is the Senior Vice President and Director of Information Services for Rothschild, Inc., a private investment bank. Prior to his appointment to that position, Dr. Kaiser was a consultant to Rothschild, Inc. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Portfolio Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development. Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser is 45 years of age.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee or a committee performing similar functions. Set forth below is the current membership of each of the Company’s Committees:

Audit	Compensation	Executive
Committee	Committee	Committee

Timothy G. Biro (Chairman) Dr. Jerome H. Kaiser Dr. Mark J. Ratain	Robert E. Flaherty (Chairman) Seth B. Harris Dr. Robert M. Stote	Dr. Jeffrey A. Green (Chairman) Timothy G. Biro Robert E. Flaherty

      The Audit Committee recommends the annual appointment of the Company’s auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company’s internal control procedures. Each of the members of the Audit Committee is independent, as defined under Nasdaq listing standards. The Audit Committee met three times during 2001.

      The Compensation Committee has the authority to administer the Company’s stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company’s management compensation plans. The Compensation Committee met one time during 2001.

      The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company at any time when the entire Board of Directors cannot meet.

      During the last fiscal year, the Board of Directors met seven times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

COMPENSATION OF DIRECTORS

      Directors of the Company do not receive cash compensation for their service on the Board of Directors. However, they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. Directors who are not also employees receive options to purchase common shares under the Company’s 1999 Outside Director Stock Option Plan (the “1999 Plan”). Under the terms of this plan, each non-employee Director receives (i) an initial option grant to purchase 10,000 common shares at an exercise price equal to the fair market value of a share on the date of grant and (ii) an annual option grant to purchase 12,500 common shares at an exercise price equal to the fair market value of a share on the date of grant. The annual grant occurs automatically on the day of the Company’s Annual Meeting. As of April 19, 2002, options to purchase an aggregate of 222,500 common shares had been awarded under the 1999 Plan at exercise prices ranging from

$2.00 to $5.19 per share. Options awarded under the 1999 Plan vest one year after the date of grant and expire ten years from the date of grant.

      After the Company’s initial public offering, non-employee Directors received options to purchase common shares under the Company’s Amended and Restated 1996 Outside Directors’ Stock Option Plan, as amended (the “1996 Director Plan”). Under the terms of the 1996 Director Plan, each non-employee Director received an annual option grant to purchase 1,500 common shares at an exercise price equal to the fair market value of a share on the date of grant. As of April 19, 2002, options to purchase an aggregate of 66,500 common shares were outstanding under the 1996 Director Plan at exercise prices ranging from $4.19 to $9.60 per share.

      Prior to the Company’s initial public offering, Directors received options under other option plans maintained by the Company. Non-employee Directors received options to purchase common shares under the Company’s Amended and Restated 1992 Share Incentive Plan (the “1992 Plan”). Options to purchase an aggregate of 80,000 common shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not a Named Executive Officer received options to purchase the following numbers of common shares under the 1992 Plan: Mr. Harris, 25,000 common shares; Dr. Stote, 25,000 common shares; and Dr. Ratain, 30,000 common shares. Dr. Ratain was awarded stock options for his service as a consultant to the Company prior to becoming a Director. In addition, prior to the Company’s initial public offering in June 1996, members of the Board who were designated by certain investors received, in lieu of Directors’ fees, options to purchase common shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company’s Amended and Restated 1994 Directors’ Share Option Plan (the “Director Plan”). As of April 19, 2002 options to purchase an aggregate of 6,667 common shares are outstanding under the Director Plan at exercise prices ranging from $0.80 to $9.60 per share.

EXECUTIVE OFFICER COMPENSATION

      The table below shows information concerning the annual and long-term compensation for services to the Company during the fiscal years ended December 31, 1999, 2000 and 2001 to the Company’s Chief Executive Officer and the three other highest paid executive officers of the Company (the “Named Executive Officers”).

Summary Compensation

					Long-Term
					Compensation
					Awards
		Annual
		Compensation (1)			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options/SARs	Compensation (2)

Dr. Jeffrey A. Green	2001	$180,000		$—	—	$—
President, Chief Executive	2000	180,000		—	—	—
Officer and Director	1999	180,000		—	90,000 (3)	—
Terry C. Black	2001	125,000		—	—	—
Vice President of Finance,	2000	125,000		—	—	—
Chief Financial Officer,	1999	125,000		10,000	31,250 (4)	—
Treasurer and Assistant Secretary
Marc J. Shlaes	2001	110,000		—	—	—
Vice President of Research	2000	110,000		—	—	—
and Development	1999	107,000		30,000	57,500 (5)	—
Dr. Wolfgang Summa	2001	96,264	(6)	7,330	—	—
Vice President of Global	2000	93,657		—	—	—
Operations	1999	86,236		33,000	57,500 (7)	—

(1)	No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of that individual’s salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2)	No other compensation was received by the Named Executive Officers.

(3)	Dr. Green’s options were granted on December 9, 1999, at an exercise price of $3.63 per share, 50% of which became exercisable on December 9, 2001, and 50% of which will become exercisable on December 9, 2003.

(4)	Mr. Black’s options were granted on December 9, 1999, at an exercise price of $3.63 per share, 50% of which became exercisable on December 9, 2001, and 50% of which will become exercisable on December 9, 2003.

(5)	Mr. Shlaes’s options were granted as follows: (1) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which became exercisable on each of September 22, 2000 and September 22, 2001, and 25% of which will become exercisable on each of September 22, 2002 and September 22, 2003, and (2) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which became exercisable on December 9, 2001 and 50% of which will become exercisable on December 9, 2003.

(6)	Dr. Summa’s current employment contract provides for a base salary of DM 210,000 (German Deutschmarks), which is intended to approximate $110,000. Based on the average exchange rate between the United States dollar and the German Deutschmark during 2001, Dr. Summa’s salary in 2001 of DM 210,000 was the equivalent of $96,264.

(7)	Dr. Summa’s options were granted as follows: (1) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which became exercisable on each of September 22, 2000 and September 22, 2001, and 25% of which will become exercisable on each of September 22, 2002 and September 22, 2003, and (2) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which became exercisable on December 9, 2001, and 50% of which will become exercisable on December 9, 2003.

Option Grants

      No stock options were granted to the Named Executive Officers during the year ended December 31, 2001.

Option Exercises and Fiscal Year-End Option Values

      The table below shows information with respect to the exercise of options to purchase common shares by the Named Executive Officers and unexercised options to purchase common shares for the Named Executive Officers as of December 31, 2001.

Aggregate Option Exercises in Last Fiscal Year

And December 31, 2001 Option Value

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Stock		Options at		In-the-Money Options at
	Acquired		December 31, 2001		December 31, 2001(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable (2)	Unexercisable

Dr. Jeffrey A. Green	—	$—	95,000	45,000	$—	$—
Terry C. Black	—	—	50,625	15,625	25,000	—
Marc J. Shlaes	—	—	40,750	28,750	—	—
Dr. Wolfgang Summa	—	—	28,750	28,750	—	—

(1)	Options are in-the-money if the market value of the common shares exceeds the exercise price.

(2)	Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 2001 were exercised, determined by multiplying the number of common shares underlying the options by the difference between the per share option exercise price and $2.65, the closing price for the common shares as reported on Nasdaq on December 31, 2001.

Employment Agreements

      Dr. Jeffrey A. Green. In February 2001, the Company entered into an employment agreement with Dr. Green providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement is $180,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company’s executives and/or employees. Dr. Green’s employment with the Company may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for “good reason.” “Good reason” for such termination will exist if at any time, (i) there is a material breach of Dr. Green’s employment agreement by the Company, (ii) the Company’s shareholders fail to elect Dr. Green to the Board of Directors or Dr. Green is otherwise removed from the Board of Directors, and (iii) except in connection with the termination of Dr. Green’s employment in strict compliance with the terms of the agreement, the Board of Directors (a) fails to elect Dr. Green to his current position with the Company, (b) fails to vest Dr. Green with the powers and authority customarily associated with his current position with the Company, or (c) significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. “Sufficient reason” shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to twenty four months following a termination of Dr. Green’s employment with the Company.

      Terry C. Black. In February 2001, the Company entered into an employment agreement with Mr. Black providing for an initial term of one year. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is $125,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Mr. Black’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for “good reason.” If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of

Mr. Black’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Mr. Black’s employment with the Company.

      Dr. Wolfgang Summa. In December 2000, Dr. Summa signed an employment agreement with DATATRAK Deutschland GmbH providing for an initial term of four  years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement is DM 210,000 (approximately $110,000) per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Dr. Summa at the discretion of the Compensation Committee. The agreement also provides Dr. Summa with the right to participate in all benefits plans made available to the Company’s executives and/or employees. Dr. Summa’s employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Dr. Summa is entitled to terminate his employment for “good reason.” If Dr. Summa terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Dr. Summa’s employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Dr. Summa terminates his employment with the Company without good reason, or if he is terminated by the Company for “cause,” he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Summa’s agreement, “cause” is defined as a determination by the Board of Directors that the employee was (i) convicted of a felony involving moral turpitude or a felony in connection with his employment, (ii) engaged in fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company, (iii) using or in possession of illegal drugs and/or alcohol on the Company premises or reporting to work under the influence of same, or (iv) engaged in conduct, in or out of the workplace, which in the Company’s reasonable determination has an adverse effect on the reputation or business of the Company. Dr. Summa also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to eighteen months following a termination of Dr. Summa’s employment with the Company. The agreement is governed by German law.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

      The Compensation Committee administers the Company’s stock option plans, including the selection of optionees and the timing of option grants, reviews and monitors key employee compensation and benefits policies and administers the Company’s management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

      This report contains a discussion of the Company’s compensation philosophy, together with a discussion of the factors considered by the Compensation Committee in determining the compensation of the Company’s President and Chief Executive Officer and the Named Executive Officers.

Compensation Philosophy

      The Company’s compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to

Company performance are awards under its stock option and bonus plans. The Compensation Committee’s decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

      Presented below is a discussion of the various components of the compensation arrangements provided to the Named Executive Officers, as well as a discussion of the compensation arrangements provided to the Company’s President and Chief Executive Officer.

2001 Compensation Decisions

      Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive’s employment arrangement with the Company. The primary factor in setting salary levels pursuant to these arrangements was the Company’s desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Compensation Committee’s judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives’ positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Compensation Committee’s assessment of the individual’s performance and contribution to the Company’s performance are the primary criteria influencing decisions regarding salary adjustments.

      Stock Options. The Company uses stock options as a long-term incentive program for its executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company’s shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Compensation Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Compensation Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility, and upon recommendations made by the Company’s President and Chief Executive Officer. The Compensation Committee’s decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. On July 30, 2001, 15,000 stock options, 50% of which will vest on July 30, 2003 and 50% of which will vest on July 30, 2005, were granted as a long-term incentive to an executive officer who is not a Named Executive Officer as a condition of his employment. Since 176,250 stock options were awarded to the Named Executive Officers in December 1999, and in light of the vesting schedule relating to those option grants, no stock options were awarded during 2001 to the Named Executive Officers. A total of 98,674 stock options were awarded during 2001 under our Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the “1996 Plan”).

      Along with the Board of Directors, we have approved the authorization of an amendment to increase, to 1,057,667, the number of our common shares available for issuance under the 1996 Plan. This will allow us to continue to have access to a sufficient number of stock options, in order to provide incentives to our executive officers and other employees. In addition, the Board of Directors has approved the authorization of an amendment to increase, to 400,000, the number of our common shares available for issuance under our 1999 Plan.

      Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. The bonus amount in any given year is determined by the Compensation Committee, taking into account several factors, including the executive officer’s salary and position, the executive officer’s performance and the Company’s overall performance. Bonuses may be provided either in the form of cash, common shares or a combination of the two, as the Compensation Committee determines. Dr. Summa received a bonus in the amount of $7,330 during 2001.

President and Chief Executive Officer Compensation

      Dr. Green’s employment contract with the Company contemplates compensation in two broad areas: (i) a base salary and (ii) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000 for 2001. Dr. Green did not receive a bonus in 2001, nor was Dr. Green awarded any options to purchase common shares during 2001.

THE COMPENSATION COMMITTEE

Robert E. Flaherty (Chairman)
Seth B. Harris
Dr. Robert M. Stote

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

      The Company engaged in various private equity financing transactions with Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided certain rights to have their common shares registered under the Securities Act of 1933, as amended (the “Securities Act”). See “Certain Transactions.”

AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors.

      Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management and express an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The Audit Committee monitors these processes.

      In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

      In addition, the independent auditors provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”), related to the auditors’ independence. The Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with the Company’s financial management and independent auditors the overall scope and plans for the audit. The Audit Committee also met with the independent auditors, with and without management present, to discuss the results of the examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee considered other areas of its oversight relating to the financial reporting process that it determined appropriate.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Commission.

THE AUDIT COMMITTEE

Timothy G. Biro (Chairman)
Jerome H. Kaiser
Mark J. Ratain

Independent Auditors

      The Board of Directors, upon recommendation of the Audit Committee, has re-appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2002. Fees for services rendered by Ernst & Young LLP for the last fiscal year were:

Audit Fees	All Other Fees

$108,000	$34,695	*

*	Includes audit related fees of $1,410.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

PERFORMANCE CHART

      The following line graph compares the percentage change in the cumulative total shareholder return on the common shares against the cumulative total return of the Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing December 31, 1996 and ending December 31, 2001. The graph assumes that the value of the investment in common shares and each index was $100 on December 31, 1996, and that all dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG DATATRAK INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

	Cumulative Total Return

	12/96	12/97	12/98	12/99	12/00	12/01

DATATRAK INTERNATIONAL, INC	100.00	47.09	37.21	33.72	26.17	24.65
NASDAQ STOCK MARKET (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
NASDAQ HEALTH SERVICES	100.00	102.60	86.98	69.96	96.04	103.82

*	$100 invested on 12/31/96 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S AMENDED AND RESTATED 1996 KEY EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

      Shareholders will be asked at the Annual Meeting to vote on a proposal to approve an amendment to increase the number of common shares authorized for issuance under the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the “1996 Plan”) from 757,667 common shares to 1,057,667 common shares. The text of the amendment to the 1996 Plan is attached to this Proxy Statement as Appendix A.

      The 1996 Plan was adopted by the Board of Directors on February 29, 1996 and approved by the Company’s shareholders on May 2, 1996. The 1996 Plan was subsequently amended on September 20, 1996 and June 1, 2000. As of April 19, 2002, there were only 14,861 common shares available for future grant under the 1996 Plan. The purpose of the 1996 Plan is to promote the Company’s success by aligning employee financial interests with long-term shareholder value. Currently, the Company operates a small, growth-oriented business. As such, stock option awards and stock-based compensation play an integral role in providing compensation to the Company’s current employees, attracting talented new employees and potential acquisition candidates. Therefore, the Compensation Committee and the Board of Directors approved the authorization of an amendment to increase the number of common shares available for issuance under the 1996 Plan to 1,057,667 common shares in order to continue to have access to a sufficient pool of common shares to be covered by stock options to provide incentives to key management and other employees of the Company.

General Plan Information

      The effective date of the 1996 Plan was February 29, 1996. By its terms, the 1996 Plan will terminate on February 29, 2007. However, the expiration of the 1996 Plan will not affect any outstanding option. The 1996 Plan provides for the issuance of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code, to key employees and non-qualified stock options to both key employees and consultants. The 1996 Plan also permits the granting of stock appreciation rights, which provide an optionee with the right to elect a payment equal to the appreciation of the value of the Company’s common shares. Payment of the stock appreciation rights may be made in cash, common shares or a combination thereof.

Administration

      The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms and conditions of the 1996 Plan, the Committee has full and final authority in its absolute discretion: (i) to select the key employees and consultants to whom options will be granted, (ii) to determine the number of common shares subject to any option, (iii) to determine the time when options will be granted, (iv) to determine the option price of common shares subject to an option, (v) to determine each option’s vesting schedule, (vi) to determine whether an option is to be an incentive stock option, (vii) to determine whether and according to what value stock appreciation rights shall be made a part of any option, (viii) to prescribe the form and set the provisions of any option agreements entered into under the 1996 Plan, (ix) to adopt, amend and rescind rules as may be advisable in the administration of the 1996 Plan, and (x) to construe and interpret the 1996 Plan and make all other determinations required for the administration of the 1996 Plan. Any decision made or action taken by the Committee in connection with such administration will be, to the extent permitted by law, conclusive and binding upon all optionees and any person claiming under or through any optionee.

      Except as required to make the 1996 Plan and the option agreements consistent with changes in governing law, approval of the Company’s shareholders is required for any action of the Committee or the Board of Directors which results in: (i) amending, modifying or altering the eligibility requirements of the 1996 Plan, (ii) increasing or decreasing, except in certain circumstances as provided in the 1996 Plan, the maximum number of common shares for which options may be granted, (iii) decreasing the minimum option price per common share at which options may be granted under the 1996 Plan, (iv) extending either the maximum period during which an option is exercisable as provided in the 1996 Plan or the date on which the 1996 Plan terminates,

(v) changing the requirements relating to the Committee, or (vi) making any other change which would cause an incentive stock option granted under the 1996 Plan to no longer qualify as such under the Internal Revenue Code.

Securities to be Offered

      Under the terms of the 1996 Plan, as amended, up to 1,057,667 common shares are available, at the discretion of the Committee, for grants of options. However, the 1996 Plan provides that the maximum amount of common shares subject to incentive stock options may not exceed $100,000 in any calendar year in which any incentive stock options become exercisable. Either treasury shares, authorized and unissued shares or both may be issued, in such amounts, within the maximum limits of the 1996 Plan, as the Committee shall from time to time determine. All common shares which are the subject of any lapsed, expired, or terminated options may be made available for reoffering under the 1996 Plan to any key employee or consultant. In the event that, subsequent to the date of adoption of the 1996 Plan by the Board of Directors, the outstanding common shares of the Company should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each common share subject to an unexercised option (in whole or in part) granted under the 1996 Plan and each common share available for additional grants of options under the 1996 Plan, the number and kind of shares or other securities into which each outstanding common share shall be changed or for which each such common share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Committee shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution or option rights.

PLAN BENEFITS

Amended and Restated 1996 Key Employees and Consultants Stock Option Plan

Name and Position	Number of Common Shares

Key employees and consultants	1,057,667

Employees and Consultants Eligible for Options

      Options may be granted from time to time in the discretion of the Committee to such key employees and consultants, as designated by the Committee, whose initiative and efforts contribute to the Company’s continued growth and future success. The Committee may grant more than one option, with or without stock appreciation rights, to the same key employee. However, the Committee may not grant incentive stock options to consultants.

Option Provisions

      Option Price. The option price per share which is the subject of an incentive stock option under the 1996 Plan will be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the Company’s common shares on the date such option is granted. The option price per share under each option granted pursuant to the 1996 Plan which is not an incentive stock option will be determined by the Committee at the time of grant.

      Period of Option. The Committee determines when each option is to expire. However, no option may be exercisable for a period of more than ten years form the date upon which such option is granted.

      Limitations on Exercise and Transfer of Options. Any option which is an incentive stock option shall not be transferable other than by will or the laws of descent and distribution, and the option may be exercised during the lifetime of the optionee only by the optionee. All or any portion of an option that is not an incentive stock option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee’s immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s immediate family and (iii) any person or entity who is an “affiliate” of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) that the transferor and the transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

      Exercise of Option. The Committee may, in its absolute discretion, require that prior to the exercise of all or any part of any option, the optionee must have been an employee or consultant for a specified period after the date such option was granted. Upon completion of the required period or periods, if any, the option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period. Options may be exercised (i) by the optionee giving written notice to the Company of his or her intention to exercise accompanied by full payment of the purchase price in cash or, with the consent of the Committee, in whole or in part in common shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) by making appropriate arrangements for the satisfaction of tax withholding requirements.

      The Committee may allow the optionee to satisfy his or her tax withholding obligations arising in connection with the exercise of an option in whole or in part by (i) the Company withholding from the common shares to be issued upon exercise of the option, the number of common shares to which the optionee and the Company have agreed, but only if the optionee has had on file with the Company for at least a six month period a standing election to have the Company withhold common shares to satisfy tax withholding obligations, which election form by its terms shall not be alterable or revocable for at least a six month period or (ii) the optionee’s delivery to the Company of common shares having a fair market value equal to the withholding obligation required of the optionee.

      Termination of Employment. Generally, if the optionee ceases to be an employee or consultant of the Company or its subsidiaries, his or her options shall terminate on the date he or she ceases to be an employee or consultant, and neither such optionee or any other person will have any right after such date to exercise all or any part of such options. If the option is an incentive stock option, the option agreement may not permit an exercise of the option after more than three months if the optionee terminates employment for a reason other than death or disability or after more than one year if the optionee terminates employment for death or disability.

Stock Appreciation Rights

      The Committee may provide that an optionee may have the right with respect to all or a portion of the options granted to elect payment in lieu of exercising such options. Alternatively, the Committee may provide that an optionee will have the right with respect to all or a portion of the options granted to him or her to receive consideration upon exercising such options in addition to any common shares purchased upon exercise thereof. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. The amount payable upon the exercise of a stock appreciation right shall be payable in one or more of the following manners, as shall be decided by the Committee: (i) cash, (ii) fully paid common shares having a fair market value equal to such amount or (iii) a combination of cash and common shares.

Income Tax Treatment

      Incentive Stock Options. With respect to an incentive stock option, the optionee will realize no income for federal income tax purposes upon the grant or exercise of the option, but the difference between the option price and the fair market value of the shares at the date of issuance of the common shares to the optionee (following exercise of the incentive stock option) will constitute an item of tax preference under the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

      If no disposition of common shares acquired through the exercise of an incentive stock option is made by the optionee within one year after the issuance of the common shares to him or her upon exercise, and within two years after the grant of the option, any amount realized by the optionee in the event of a sale of his or her common shares that is in excess of his or her cost will be taxed as a long-term capital gain.

      Non-Qualified Stock Options. With respect to a non-qualified stock option, an optionee will not realize income upon the granting of such an option. However, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the common shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year.

      Stock Appreciation Rights. The granting of stock appreciation rights will not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of such rights, the amount of any cash received and the fair market value on the transfer date of any common shares received will be taxable to the employee as compensation at ordinary income tax rates and deductible by the Company.

Recommendation and Required Vote

      The Board of Directors unanimously recommends that the shareholders vote FOR the approval and adoption of the amendment to the 1996 Plan. The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote and present at the Annual Meeting, in person or by proxy, is required to approve and adopt the amendment to the 1996 Plan.

PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S 1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

      Shareholders will be asked at the Annual Meeting to vote on a proposal to approve an amendment to increase the number of common shares authorized for issuance under the Company’s 1999 Outside Director Stock Option Plan (the “1999 Plan”) from 250,000 common shares to 400,000 common shares. The text of the amendment to the 1999 Plan is attached to this Proxy Statement as Appendix B.

      The 1999 Plan was adopted by the Board of Directors on September 22, 1999 and approved by the Company’s shareholders on June 1, 2000. As of April 19, 2002, there were only 27,500 common shares available for future grant under the 1999 Plan. The purpose of the 1999 Plan is to provide Directors of the Company who are not also employees of the Company or any of the Company’s subsidiaries or affiliates (the “Outside Directors”) with a greater incentive to serve and promote the Company’s success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company’s business and providing them with an increased personal interest in the Company’s continued success and development. Currently, the Company operates a small, growth-oriented business. As such, stock option awards play an integral role in providing compensation to the Company’s current Outside Directors and in attracting future Outside Directors.

General Plan Information

      The effective date of the 1999 Plan is September 22, 1999. By its terms, the 1999 Plan will terminate on September 22, 2009. However, the 1999 Plan’s expiration will not affect any outstanding option. The Company believes that the 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Benefits of the 1999 Plan

      Under the 1999 Plan, each Outside Director on September 22, 1999 received a non-qualified stock option to purchase 12,500 common shares at an exercise price of $3.75 per share (the fair market value of a common share on September 22, 1999). In addition, the 1999 Plan provides for Outside Directors to receive non-qualified stock options to purchase 10,000 common shares upon their initial appointment or election as Outside Directors. The

1999 Plan also provides for the annual, automatic award to Outside Directors on the day of the annual meeting of the Company’s shareholders of non-qualified stock options to purchase 12,500 common shares.

      Non-qualified stock options awarded under the 1999 Plan may not be awarded to persons other than Outside Directors. The dollar value of such non-qualified stock options is not determinable.

PLAN BENEFITS

1999 Outside Director Stock Option Plan

Name and Position	Number of Common Shares

Non-executive director group	400,000

Administration

      The 1999 Plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect to the 1999 Plan’s administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other provisions of option awards, are set forth in the 1999 Plan itself.

Securities to be Offered

      Under the 1999 Plan, as amended, up to an aggregate of 400,000 common shares will be available for awards of options to the Outside Directors. Either treasury or authorized and unissued common shares, in such amounts or amounts, within the maximum limits of the 1999 Plan, as the Board of Directors shall from time to time determine, may be so issued. If an option awarded under the 1999 Plan is exercised pursuant to the terms and conditions of the 1999 Plan, any common shares that are the subject thereof shall not thereafter be available for re-offering under the 1999 Plan.

      In the event that, subsequent to September 22, 1999, the outstanding common shares should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (1) there shall automatically be substituted for each common share subject to an unexercised option (in whole or in part) granted under the 1999 Plan, each common share available for additional grants of options under the 1999 Plan and each common share made available for grant to each Outside Director pursuant to Section 4 of the 1999 Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such common share shall be exchanged, (2) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (3) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of any option rights. Any such adjustment may also provide for the elimination of fractional shares.

Option Provisions

      Automatic Awards. The 1999 Plan provides that each Outside Director will be awarded non-qualified stock options to purchase such number of common shares as follows:

(1)	Each Outside Director as of September 22, 1999 received a non-qualified stock option to purchase 12,500 common shares at an exercise price equal to the fair market value of such common shares on September 22, 1999;

(2)	Each newly appointed or elected Outside Director after September 22, 1999 shall receive a non-qualified stock option to purchase 10,000 common shares at an exercise price equal to the fair market value of such common shares on the date of grant; and

(3)	Each Outside Director on the day of the Company’s annual meeting of shareholders, commencing with the meeting held in the year 2000, received or shall receive a non-qualified stock option to purchase 12,500 common shares at an exercise price equal to the fair market value of such common shares on the date of grant.

      The 1999 Plan provides that those grants shall occur automatically without any further action by the Board of Directors.

      Option Price. The option price per common share under each option granted pursuant to the 1999 Plan shall be equal to the fair market value thereof, but in no event shall such price be less than the par value of the common shares.

      Period of Option. Each option granted under the 1999 Plan shall expire and all rights to purchase common shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

      Vesting of Options. The 1999 Plan provides that each Outside Director shall be entitled to exercise options granted under the 1999 Plan as follows:

(1)	With respect to non-qualified stock options to purchase 12,500 common shares awarded on September 22, 1999, each such option became fully vested and exercisable as to all of the underlying common shares on the date of the first annual meeting of the Company’s shareholders following the date of grant;

(2)	With respect to non-qualified stock options to purchase 12,500 common shares awarded annually on the day of the Company’s annual meeting of shareholders, each such option will shall become fully vested and exercisable as to all of the underlying common shares on the date of the first annual meeting of the Company’s shareholders following the date of grant; and

(3)	With respect to the non-qualified stock options to purchase 10,000 common shares upon an individual’s initial appointment or election as an Outside Director, each such option shall become fully vested and exercisable as to all of the underlying common shares on the first anniversary of the date of grant.

      Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (1) any member of the optionee’s immediate family, (2) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee’s immediate family and (3) any person or entity who is an “affiliate” of the optionee (as that term is defined in Rule 501(b) of Regulation D under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under the applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

      Conditions Governing Exercise of Option. Options are exercisable by the Outside Director by giving written notice to the Company of the Outside Director’s intention to exercise the option and the number of common shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in common shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

      Termination of Directorship. Subject to the following provisions, if the Outside Director ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her Directorship and neither that Outside Director nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the Directorship is due to death, then the option may be exercised within one year after the Outside Director’s death by the Outside Director’s estate or by the person designated in the Outside Director’s last will and testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent that the Outside Director would have been entitled to exercise the option at the time of termination or death.

Income Tax Treatment

      An Outside Director will not realize income upon the granting of a non-qualified stock option. However, in any year in which an Outside Director exercises a part or all of such option, the excess, if any, of the fair market value of the common shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. An Outside Director may elect, within 30 days after the issuance of common shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the common shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount.

      The Company has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow the Outside Director to satisfy tax withholding requirements by (a) the Company withholding from issuance to the Outside Director the number of common shares agreed upon by the Company and the Outside Director, so long as the Outside Director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise or (b) withholding the number of common shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Board of Directors.

      Except for stock options granted under the 1999 Plan, the Company does not intend to compensate Directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

Recommendation and Required Vote

      The Board of Directors unanimously recommends that the shareholders vote FOR the approval and adoption of the amendment to the 1999 Plan. The affirmative vote of the holders of a majority of the outstanding common shares entitled to vote and present at the Annual Meeting, in person or by proxy, is required to approve and adopt the amendment to the 1999 Plan.

APPROVAL OF THE PROPOSED AMENDMENT TO THE CODE

      The Board of Directors is proposing to add a provision to the Code to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain financing mechanisms by the Company. This provision will be set forth as Article XIII of the Code, the proposed text of which is attached as Appendix C to this Proxy Statement.

      In January 2002, the Company received approximately $4.3 million in connection with the consummation of a private placement of 1,922,514 of the Company’s common shares at a purchase price of $2.25 per share. In the share purchase agreement relating to the January 2002 private placement, in addition to making a series of standard representations and warranties to the purchasers of the Company’s common shares, the Company also agreed to amend its Code to prohibit (i) the granting of stock options by the Company at below-market exercise prices and (ii) the reduction of the exercise price of outstanding options by the Company. Furthermore, the Company agreed to amend its Code to prohibit the Company from entering into any arrangements concerning the sale of its common shares in a transaction in which the purchase price of its common shares is fixed after the date of the agreement relating to that transaction, commonly referred to as a “toxic” financing.

      Accordingly, the Board of Directors is proposing an amendment to the Code. Since the Company does not grant stock options at below-market exercise prices, nor does it have any intention of entering into any arrangements concerning the sale of its common shares in a toxic financing or in any other transaction in which the purchase price of its common shares is fixed after the date of the agreement relating to that transaction, the Board of Directors believes that the proposed amendment to the Code formally sets forth the Company’s approach to stock option grants and its intention with regard to future transactions involving the Company’s common shares.

No Appraisal Rights

      Under Ohio law, shareholders are not entitled to appraisal rights with respect to this proposal.

Recommendation and Required Vote

      The Board of Directors unanimously recommends a vote FOR the proposal. The management and the Board of Directors will be voting FOR approval of the amendment to the Code. The affirmative vote of the shareholders having a majority of the voting power of all outstanding common shares is required to approve the proposed amendment to the Code. The persons named in the accompanying Proxy or their substitutes will vote such Proxy for this proposal unless it is marked otherwise. Abstentions and broker non-votes will have the same effect as a vote against the proposed amendment to the Code.

CERTAIN TRANSACTIONS

      In connection with various financing transactions, the Company entered into agreements with several of its Directors, executive officers and shareholders who beneficially own more than 5% of the common shares. Since these arrangements were the result of arm’s length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. Relationships between the Company and those investors who are affiliated with members of the Compensation Committee of the Board of Directors are described under the caption “Compensation Committee Interlocks and Insider Participation.”

      As a result of various financing transactions, the Company is a party to a registration rights agreement with Brantley, Drs. Green and Stote and Mr. Harris, each of whom is either a Director, executive officer or beneficial owner of greater than 5% or more of the common shares. Under the terms of the registration rights agreement, the holders of an aggregate of 334,001 common shares (the “Registrable Shares”) have the right to demand, no more than once every six months, registration under the Securities Act of common shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company’s expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company’s expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The registration rights agreement also provides the holders of an aggregate of 240,198 common shares (the “Related Shares”), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its common shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Company’s common shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company’s Directors, executive officers and beneficial owners of more than 10% of our common shares, except for a report relating to Mr. Harris’s purchase of an aggregate of 5,500 of the Company’s common shares, which took place between August 28 and August 31, 2001.

SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

      Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board of Directors to be considered for submission to the annual meeting of shareholders to be held in 2003. Proposals should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 6150 Parkland Boulevard, Suite 100, Mayfield Heights, Ohio 44124, Attention: Investor Relations, and must be received no later than January 7, 2003. Any notice shall include: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of common shares held of record, owned beneficially and represented by proxy by the shareholder as of the date of the notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the annual meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

      The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2002, unless the Company receives notice of those proposals prior to March 22, 2003.

OTHER MATTERS

      The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on those matters.

      A copy of the Company’s Annual Report has been provided to shareholders with this Proxy Statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this Proxy Statement, that shareholder may request a copy of the Annual Report from the Company. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company’s Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of common shares must include a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at the Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122.

      You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Thomas F. McKee
Secretary

May 7, 2002

Appendix A

AMENDMENT NO. 3

TO THE
DATATRAK INTERNATIONAL, INC.
AMENDED AND RESTATED 1996 KEY EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

      This Amendment No. 3 to the DATATRAK International, Inc. Amended and Restated 1996 Key Employees and Consultants Stock Option Plan is made this 29th day of November, 2001 by the Board of Directors of DATATRAK International, Inc. (the “Company”).

W I T N E S S E T H

      WHEREAS, the Company’s Board of Directors adopted the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the “Plan”) on February 29, 1996; and

      WHEREAS, the Plan was approved at a meeting of the Company’s shareholders on May 2, 1996; and

      WHEREAS, the Plan was subsequently amended to provide for up to 757,667 common shares (“Common Shares”) available for grant under the Plan; and

      WHEREAS, the Company desires to amend the Plan to increase the number of Common Shares authorized for issuance under the Plan from 757,667 Common Shares to 1,057,667 Common Shares in order to further the purposes of the Plan.

      NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

Shares Subject to the Plan. The first paragraph of Section 6 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

“Subject to the provisions of Section 9 concerning payment for stock appreciation rights in Common Shares and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares for which options may be granted under the Plan shall be 1,057,667 Common Shares. Either treasury or authorized and unissued Common Shares, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Employee or Consultant. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), and a stock appreciation right is not granted in conjunction with the option pursuant to Section 9, any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Key Employee or Consultant. If a stock appreciation right is granted in conjunction with an option pursuant to Section 9, and if the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the options, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the Common Shares which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation rights, may be made available for reoffering under the Plan to any Key Employee or Consultant.”

A-1

Appendix B

AMENDMENT NO. 1

TO THE
DATATRAK INTERNATIONAL, INC.
1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

      This Amendment No. 1 to the DATATRAK International, Inc. 1999 Outside Director Stock Option Plan is made this 29th day of November, 2001 by the Board of Directors of DATATRAK International, Inc. (the “Company”).

W I T N E S S E T H

      WHEREAS, the Company’s Board of Directors adopted the Company’s 1999 Outside Director Stock Option Plan (the “Plan”) on September 22, 1999; and

      WHEREAS, the Plan was approved at a meeting of the Company’s shareholders on May 3, 2000; and

      WHEREAS, the Company desires to amend the Plan to increase the number of common shares (the “Common Shares”) authorized for issuance under the Plan from 250,000 Common Shares to 400,000 Common Shares in order to further the purposes of the Plan.

      NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

Common Shares Subject to the Plan. The second paragraph of Section 3 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

“Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be Four Hundred Thousand (400,000) Common Shares.”

B-1

Appendix C

Amendment to the Company’s Third Amended and

Restated Code of Regulations

      The Company’s Third Amended and Restated Code of Regulations shall be amended to add the following provision:

“ARTICLE XIII

      Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders, the Corporation shall not:

(i) grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;

(ii) reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any “6 month and 1 day” cancellation and re-grant program), whether or not the canceled options are put back into the available pool for grant; replace out-of-the-money options with restricted stock in an exchange, buy-back or other program; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other program;

(iii) sell or issue any security of the Corporation convertible, exercisable or exchangeable into common shares of the Corporation, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common shares at the time of conversion, exercise or exchange of such security into common shares (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or

(iv) enter into (a) any equity line or similar agreement or arrangement; or (b) any agreement to sell common shares of the Corporation (or any security convertible, exercisable or exchangeable into common shares (“Common Share Equivalent”)) at a per share price (or, with respect to a Common Share Equivalent, at a conversion, exercise or exchange price, as the case may be (“Equivalent Price”)) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common shares or Common Share Equivalent, if such clause provides for an adjustment to the price per share or, with respect to a Common Share Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the “Fixed Price”) in the event that the Corporation, during the period beginning on the date of the agreement and ending no later than 90 days after the closing date of the transaction, sells common shares or Common Share Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.”

C-1

             PROXY

DATATRAK INTERNATIONAL, INC.

PROXY FOR COMMON SHARES
Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Shareholders on June 4, 2002.

The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and Proxy holders with full power of substitution in each to appear and vote all of the Common Shares of DATATRAK International, Inc. that the undersigned will be entitled to vote at the Annual Meeting of Shareholders of DATATRAK International, Inc. to be held at 6150 Parkland Boulevard, Paragon II, Suite 100, Mayfield Heights, Ohio on June 4, 2002, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

(1)	Election of the following nominees to serve on the Board of Directors of the Company:

Dr. Mark J. Ratain	FOR ☐	WITHHELD ☐
Seth B. Harris	FOR ☐	WITHHELD ☐
Robert E. Flaherty	FOR ☐	WITHHELD ☐

(2)	Adoption of an amendment to increase the number of Common Shares with respect to which options may be awarded under the Company’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Adoption of an amendment to increase the number of Common Shares with respect to which options may be awarded under the Company’s 1999 Outside Director Stock Option Plan:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Adoption of an amendment to the Company’s Third Amended and Restated Code of Regulations to place certain restrictions on the granting of stock options and to implement certain prohibitions against the use of certain funding mechanisms by the Company:

FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on other side)

(Continued from other side.)

(5)	In their discretion to act on any other matters that may properly come before the meeting.

The shares represented by this Proxy will be voted as indicated in the spaces above. To the extent that no directions are given for Proposals 1, 2, 3 and 4, the shares represented by this Proxy will be voted “FOR” Proposals 1, 2, 3 and 4. The shares represented by this Proxy will be voted in the discretion of the Proxy holders on all other matters properly brought before the Annual Meeting and any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

Please date, sign and return promptly in the accompanying envelope.

DATE

SIGNATURE(S)

SIGNATURE(S)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.